A special meeting of each fund's shareholders was held on June 18, 2013. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
Ned C. Lautenbach
Affirmative	25,828,395,115.78	94.160
Withheld	1,602,101,684.27	5.840
TOTAL	27,430,496,800.05	100.000
Ronald P. O'Hanley
Affirmative	25,907,936,922.24	94.450
Withheld	1,522,559,877.81	5.550
TOTAL	27,430,496,800.05	100.000
David A. Rosow
Affirmative	25,805,492,959.91	94.076
Withheld	1,625,003,840.14	5.924
TOTAL	27,430,496,800.05	100.000
Garnett A. Smith
Affirmative	25,892,258,831.97	94.393
Withheld	1,538,237,968.08	5.607
TOTAL	27,430,496,800.05	100.000
William S. Stavropoulos
Affirmative	25,738,476,030.34	93.832
Withheld	1,692,020,769.71	6.168
TOTAL	27,430,496,800.05	100.000
Michael E. Wiley
Affirmative	25,923,640,743.27	94.507
Withheld	1,506,856,056.78	5.493
TOTAL	27,430,496,800.05	100.000
PROPOSAL 2
To approve a management contract between Air Transportation Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	55,316,766.02	90.453
Against	1,628,854.61	2.664
Abstain	1,903,174.83	3.112
Broker Non-Vote	2,306,645.47	3.771
TOTAL	61,155,440.93	100.000
PROPOSAL 2
To approve a management contract between Defense and Aerospace Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	305,817,075.83	80.535
Against	17,549,994.84	4.622
Abstain	14,514,560.33	3.822
Broker Non-Vote	41,853,305.49	11.021
TOTAL	379,734,936.49	100.000
PROPOSAL 2
To approve a management contract between Environment and Alternative Energy Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	37,430,207.10	83.901
Against	2,289,770.43	5.133
Abstain	1,700,537.58	3.811
Broker Non-Vote	3,192,202.88	7.155
TOTAL	44,612,717.99	100.000
PROPOSAL 2
To approve a management contract between Industrial Equipment Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	222,542,145.45	91.336
Against	9,702,625.20	3.983
Abstain	6,984,206.39	2.866
Broker Non-Vote	4,423,803.62	1.815
TOTAL	243,652,780.66	100.000
PROPOSAL 2
To approve a management contract between Industrials Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	641,085,875.04	88.030
Against	26,487,337.79	3.637
Abstain	47,527,320.01	6.526
Broker Non-Vote	13,162,861.50	1.807
TOTAL	728,263,394.34	100.000
PROPOSAL 2
To approve a management contract between Transportation Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	145,045,410.68	85.770
Against	6,258,662.18	3.701
Abstain	6,478,036.99	3.831
Broker Non-Vote	11,327,685.63	6.698
TOTAL	169,109,795.48	100.000
A Denotes trust-wide proposal and voting results.